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                                                                 EXHIBIT 99.1(f)

STATE DEPARTMENT OF ASSESSMENTS
        AND TAXATION
     APPROVED FOR RECORD
    10-21-94 at 8:30 p.m.
    --------    ---------

                   MERRILL LYNCH GLOBAL SMALLCAP FUND, INC.
            ARTICLES SUPPLEMENTARY TO THE ARTICLES OF INCORPORATION
                INCREASING THE AUTHORIZED CAPITAL STOCK OF THE
                CORPORATION AND CREATING TWO ADDITIONAL CLASSES
                                OF COMMON STOCK


     MERRILL LYNCH GLOBAL SMALLCAP FUND, INC., a Maryland corporation having its principal office c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202, does (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation, that:

     FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended, with authority to issue TWO HUNDRED MILLION (200,000,000) shares of capital stock. The Corporation has two classes of capital stock consisting of ONE HUNDRED MILLION (100,000,000) shares of Class D Common Stock and ONE HUNDRED MILLION (100,000,000) shares of Class B Common Stock. All shares of all classes and series of the Corporation's capital stock have a par value of Ten Cents ($.10) per share and an aggregate par value of TWENTY MILLION Dollars ($20,000,000).

     SECOND: The Board of Directors of the Corporation, acting in accordance with Section 2-105(c) of the Maryland Corporations and Association Code, hereby increases the total number of authorized shares of Class B Common Stock of the Corporation by TWO HUNDRED MILLION (200,000,000) shares.

     THIRD: After this increase in the number of authorized shares of capital stock of the Corporation, the Corporation will have authority to issue FOUR HUNDRED MILLION (400,000,000) shares of capital stock and the capital stock will consist of ONE HUNDRED MILLION (100,000,000) shares of Class D Common Stock and THREE HUNDRED MILLION (300,000,000) shares of Class B Common Stock.

     FOURTH: After this increase in the number of authorized shares of capital stock of the Corporation, all shares of all classes and series of the Corporation's capital stock will have a par value of Ten Cents ($.10) per share and an aggregate par value of FORTY MILLION Dollars ($40,000,000).

     FIFTH: Pursuant to authority expressly vested in the Board of Directors of the Corporation by its charter, the Board of Directors has reclassified ONE HUNDRED MILLION (100,000,000) authorized and unissued shares of the Class B Stock of the Corporation as Class C Common Stock of par value of Ten Cents





                               STATE OF MARYLAND
                               -----------------

I hereby certify that this is a true and complete copy of the  5  page
                                                             -----
document on file in this office. DATED:  10-21-94.
                                       ----------
                 STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY: /s/                 Gloria J. Watson
----------------------------------------------------------------------
This stamp replaces our pervious certification system. Effective 10/84

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($.10) per share and of the aggregate par value of TEN MILLION Dollars
(S10,000,000).

  SIXTH: The preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of Class C Common Stock are as follows:

  The Class C Common Stock of the Corporation shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Class B Common Stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and further except that:

  (i) Expenses related to the distribution of the Class C Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class;

  (ii) Such distribution expenses borne solely by Class C Common Stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class: and

  (iii) Class C Common Stock shall not be reclassified into Class D shares.

  SEVENTH: Pursuant to authority expressly vested in the Board of Directors of the Corporation by its charter, the Board of Directors has reclassified ONE HUNDRED MILLION (100,000,000) authorized and unissued shares of the Class B Common Stock of the Corporation as Class A Common Stock of par value of Ten Cents ($.10) per share and of the aggregate par value of TEN MILLION Dollars ($10,000,000).

  EIGHTH: The preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of Class A Common Stock are as follows:

  The Class A Common Stock of the Corporation shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Class B Common Stock as of the date of these Articles Supplementary,

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except as otherwise set forth in the Corporation's charter and further except that:

     (i) Expenses related to the distribution of the Class A

Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class;

  (ii) Such distribution expenses borne solely by Class A Common Stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class; and

 (iii) Class A Common Stock shall not be reclassified into Class D shares.

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  IN WITNESS WHEREOF, MERRILL LYNCH GLOBAL SMALLCAP FUND, INC. has caused these
Articles Supplementary to be signed in its name and on its behalf by its President and attested by its Secretary on October 17th, 1994.
                                                   ----


                    MERRILL LYNCH GLOBAL SMALLCAP FUND, INC.



                    By /s/ Arthur Zeikel
                      -----------------------------------------
                               Arthur Zeikel
                                President

Attest


/s/ Robert Harris
------------------------
Robert Harris, Secretary



     THE UNDERSIGNED, President of MERRILL LYNCH GLOBAL SMALLCAP FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary TO BE THE corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, and that this statement is made under the penalties for perjury.


                                /s/ Arthur Zeikel
                                ---------------------------
                                      Arthur Zeikel
                                       President

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